                                 EXHIBIT N-14

               Market Shares for Electric Companies in Illinois
                          Companies Sorted by Revenue

                                         Revenue               Share of     Cumulative
Holding Company                       (million of $)   Rank      Total         Share
------------------------------------------------------------------------------------------
Unicom Corp.                               7,136        1        57.2%         57.2%
Ameren Corp.                               3,186        2        25.5%         82.8%
Illinova Corp.                             1,781        3        14.3%         97.0%
Cilcorp, Inc.                                360        4         2.9%         99.9%
Mount Carmel Public Utility Co.               10        5         0.1%        100.0%

Total                                     12,473

                                 EXHIBIT N-14

               Market Shares for Electric Companies in Illinois
                          Companies Sorted by Assets

                                          Assets               Share of      Cumulative
Holding Company                      (millions of $)  Rank      Total          Share
---------------------------------------------------------------------------------------
Unicom Corp.                              26,223        1        60.7%         60.7%
Ameren Corp.                               8,755        2        20.3%         81.0%
Illinova Corp.                             7,150        3        16.6%         97.5%
Cilcorp, Inc.                              1,058        4         2.4%        100.0%
Mount Carmel Public Utility Co.               13        5         0.0%        100.0%

Total                                     43,199

                                 EXHIBIT N-14

               Market Shares for Electric Companies in Illinois
                     Companies Sorted by Number of Customers


                                      Customers               Share of    Cumulative
Holding Company                      (thousands)   Ranks       Total        Share
-------------------------------------------------------------------------------------
Unicom Corp.                            3,445         1        60.2%          60.2%
Ameren Corp.                            1,506         2        26.3%          86.6%
Illinova Corp.                            568         3         9.9%          96.5%
Cilcorp, Inc.                             195         4         3.4%          99.9%
Mount Carmel Public Utility Co.             6         5         0.1%         100.0%

Total                                   5,720